UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2008
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers.
On November 16, 2008, the Compensation Committee of the Board of Directors of Pixelworks, Inc. (the “Company”) approved the Company’s entry into Change of Control Severance Agreements (the “Agreements”) with Mr. Steven Moore, the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer, and Mr. Hongmin (Bob) Zhang, the Company’s Vice President, Technology and Chief Technology Officer (the “Executives”). The Agreements provide for certain benefits in the event of the Executive’s Involuntary Termination following a “Change in Control” (as defined in the Agreements), subject to the Executive’s general release of claims. An “Involuntary Termination” is a termination by the company without valid “Cause” or by the Executive for a “Good Reason Event” (each as defined in the Agreements). A brief description of the material terms of the Agreements is provided below.
Each Agreement provides that in the event of an Involuntary Termination within twelve months following a Change of Control the Executive will be entitled to the following benefits: (i) a lump sum cash payment equal to twelve months of base salary as in effect as of the date of such termination or, if greater, as in effect immediately prior to the Change of Control; (ii) accelerated vesting of stock options granted by the Company to the Executive prior to the Change of Control that would have otherwise vested during the twelve months following the termination; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination for the Executive (and any eligible dependents) until the earlier of when the Executive (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA, or twelve months from the date of termination.
Each Agreement also provides that in the event of an Involuntary Termination during the period between twelve and twenty-four months following a Change of Control (the “Second Year”), the executive will be entitled to the following benefits: (i) a lump sum cash payment equal to the Executive’s per month base salary in effect at the time of termination, or if greater, at the time of change in control, multiplied by the number of whole months remaining in the Second Year after the termination occurs; (ii) accelerated vesting of all outstanding stock options granted by the Company to the Executive prior to the Change of Control that would have otherwise vested during the period after termination equal to the remaining number of whole months in the Second Year; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination for the Executive (and any eligible dependents) for the number of whole months remaining in the Second Year.
The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Change of Control Severance Agreement of Steven Moore

10.2	Change of Control Severance Agreement of Hongmin (Bob) Zhang

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
Date: November 20, 2008	By:	/s/ Steven Moore
Steven Moore
Vice President, Chief Financial Officer, Secretary and Treasurer